SMSC REPORTS SECOND QUARTER FISCAL 2009 RESULTS

Revenue and Earnings Meet Prior Guidance

Hauppauge, NY – October 1, 2008 – SMSC (Nasdaq: SMSC) today announced second quarter fiscal 2009 sales and revenues of $97.2 million, down slightly from last fiscal year’s second quarter, and up 4.7% sequentially. On a GAAP basis, for the three months ended August 31, 2008, net income was $8.7 million versus $9.3 million in the same period last year and up significantly (94%) from the first quarter of fiscal 2009. Net income per diluted share was $0.38 versus $0.39 in the second quarter of fiscal 2008 and $0.20 in the first quarter of fiscal 2009.

SMSC also presents unaudited non-GAAP financial measures and supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis. The unaudited non-GAAP financial measures exclude charges and credits for stock appreciation rights (SARs) and stock options associated with the accounting pursuant to SFAS 123R and the amortization of acquired intangible assets. On a non-GAAP basis, for the three months ended August 31, 2008, net income was $10.3 million versus $14.2 million in the same period last year, and net income per diluted share was $0.46 versus $0.59 in the same period last year.

Second quarter sales and revenues in the Consumer Electronics & Infotainment, Mobile & Desktop PC and Industrial & Other markets were $39.1 million, $39.0 million and $19.1 million respectively.

“Despite a turbulent economic environment, SMSC’s second quarter revenue and earnings were in line with previous estimates,” stated Steven J. Bilodeau, Chairman and Chief Executive Officer. “In particular, sales of high performance analog (HPA) products doubled versus the previous year and we expect ~100% year over year growth in the second half of this fiscal year as well. SMSC’s inventories declined nearly $5 million during the quarter and the balance sheet remains strong with no bank debt and $179 million of cash/investments, even after purchasing $6.4 million of our own stock during the quarter.

“The current financial market crisis has caused a sharp drop in visibility and uncertainty in demand planning for the second half of this fiscal year. The fiscal third quarter is usually our strongest quarter for PC products but, since late August and continuing still, we have seen a significant decline in third quarter demand for desktop and notebook PCs for commercial customers in particular. We attribute this to cutbacks in corporate spending by businesses that are being impacted by the liquidity crisis (i.e. the U.S. Fortune 100 among others). The turmoil in the financial markets also seems to have eroded consumer confidence and reduced the normal seasonal increase in demand for our CE and Infotainment products.”

Mr. Bilodeau continued, “SMSC has operated with a long-term strategic focus that has enabled us to weather the historic economic volatility in our industry and out-grow the market over the longer term. SMSC is blessed with a rock-solid capital foundation, excellent end market diversity, leading market positions and strong innovative technical resources that ensure we will weather this storm like others before it. We have outstanding growth prospects and expect to stay focused on ensuring those are realized.”

The sum of cash and long-term investments decreased in the second quarter of fiscal year 2009 from $181.1 million at May 31, 2008 to $179.0 million, after repurchasing $6.4 million of SMSC stock during the quarter. SMSC has no bank debt, and the book value per share as of August 31, 2008 was $19.49 as compared with $19.37 as of May 31, 2008.

A management teleconference to further discuss second quarter fiscal 2009 results and to provide greater detail regarding our business model and outlook for the third quarter is scheduled for 5:00 PM ET on October 1, 2008. Guidance for the current quarter is challenging to provide because of the sharp reduction in visibility caused by the current financial liquidity crisis and economic conditions so it is important to consider this guidance together with the caveats, assumptions and discussion that will be presented during the above mentioned conference call. Third quarter fiscal 2009 sales and revenues are expected to be in the range of $90-93 million. Earnings per diluted share for the third quarter fiscal 2009 is expected to be in the range of $0.30-0.35 on a non-GAAP basis, excluding one-time charges associated with the previously announced CEO transition. This outlook assumes stable foreign exchange rates, interest rates and commodity prices. Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably. Slide presentation materials containing additional disclosure regarding results and future earnings expectations and a link to a webcast of the teleconference will be accessible from the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information:
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements. Reconciliations of GAAP to non-GAAP measures for both the three and six month periods discussed herein are provided in schedules accompanying this release.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:
SMSC’s quarterly results of operations have not been audited by the Company’s independent accountants. Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC:
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal system controllers, non-PCI Ethernet, ARCNET, MOST® and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks of Standard Microsystems Corporation.

Contact:
Carolynne Borders
Director of Corporate Communications
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2008	2007	2008	2007
Sales and revenues	$97,196	$97,522	$189,986	$179,069
Costs and expenses:
Costs of goods sold	46,419	47,879	90,779	86,730
Research and development	18,028	18,192	36,363	36,181
Selling, general and administrative	21,184	21,616	44,783	41,864
Amortization of intangible assets	1,515	1,652	3,295	3,293

Income from operations	10,050	8,183	14,766	11,001
Interest income	1,082	1,665	2,825	3,067
Interest expense	(24)	(89)	(96)	(174)
Other income (expense), net	1,003	(50)	849	284

Income before provision for income taxes	12,111	9,709	18,344	14,178
Provision for income taxes	3,408	428	5,163	1,695

Net income	$8,703	$9,281	$13,181	$12,483

Basic net income per share:	$0.39	$0.40	$0.59	$0.54

Diluted net income per share:	$0.38	$0.39	$0.58	$0.53

Weighted average common shares outstanding:
Basic	22,188	23,097	22,323	22,939
Diluted	22,608	23,845	22,740	23,652

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	August 31,	February 29,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$97,110	$61,641
Accounts receivable, net	54,148	52,877
Inventories	57,381	58,885
Deferred income taxes	15,594	16,347
Other current assets	10,048	8,566

Total current assets	234,281	198,316

Property, plant and equipment, net	60,465	60,547
Goodwill	104,221	105,463
Intangible assets, net	33,178	36,930
Long-term investments	81,916	124,469
Deferred income taxes	9,490	10,464
Other assets	3,442	3,287

Total assets	$526,993	$539,476

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$23,846	$29,700
Deferred income on shipments to distributors	17,943	20,766
Accrued expenses, income taxes and other liabilities	28,023	29,001

Total current liabilities	69,812	79,467

Deferred income taxes	7,334	7,928
Other liabilities	13,983	15,992

Shareholders’ equity:
Preferred stock	—	—
Common stock	2,636	2,619
Additional paid-in capital	321,011	312,499
Retained earnings	187,232	174,051
Treasury stock, at cost	(89,796)	(72,652)
Accumulated other comprehensive income	14,781	19,572

Total shareholders’ equity	435,864	436,089

Total liabilities and shareholders’ equity	$526,993	$539,476

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended August 31,
	2008	2007
Income from operations – GAAP basis (a)	$10,050	$8,183
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	115	622
Research and development	446	1,972
Selling, general and administrative	484	3,394

	1,045	5,988
Amortization of intangible assets (c)	1,515	1,652

Income from operations – non-GAAP basis (d)	$12,610	$15,823

Net income – GAAP basis	$8,703	$9,281
Non-GAAP adjustments (as scheduled above)	2,560	7,640
Tax effect of non-GAAP adjustments (e)	(922)	(2,750)

Net income – non-GAAP basis	$10,341	$14,171

GAAP Net income per share – diluted	$0.38	$0.39

Non-GAAP Net income per share – diluted (f)	$0.46	$0.59

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 10.3% and 8.4% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $39k and $679k, in the three month periods ended August 31, 2008 and 2007, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	13.0% and 16.2% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Six Months Ended August 31,
	2008	2007
Income from operations – GAAP basis (a)	$14,766	$11,001
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	573	948
Research and development	2,101	3,600
Selling, general and administrative	3,686	5,674

	6,360	10,222
Amortization of intangible assets (c)	3,295	3,293

Income from operations – non-GAAP basis (d)	$24,421	$24,516

Net income – GAAP basis	$13,181	$12,483
Non-GAAP adjustments (as scheduled above)	9,655	13,515
Tax effect of non-GAAP adjustments (e)	(3,476)	(4,865)

Net income – non-GAAP basis	$19,360	$21,133

GAAP Net income per share – diluted	$0.58	$0.53

Non-GAAP Net income per share – diluted (f)	$0.85	$0.89

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 7.8% and 6.1% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $315K and $1,420K, in the six month periods ended August 31, 2008 and 2007, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	12.9% and 13.7% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.